UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 22, 2006

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On May 22, 2006, Wilshire Bancorp, Inc. (the "Company") issued an aggregate 328,110 of shares of its common stock to the former shareholders of Liberty Bank of New York (“Liberty Bank”) in connection  with the closing of the Company’s acquisition of all the outstanding capital stock of Liberty Bank. The aggregate purchase price of the acquisition was $15,629,000, which included the 328,110 shares of Company common stock, valued pursuant to the Stock Purchase Agreement at $18.0933 per share, the average of the daily closing prices of the Company’s common stock as reported on The Nasdaq National Market for the 20 consecutive trading days ending on the last business day prior to the closing, and $8,592,406.80 in cash. The closing price of the Company’s common stock as reported on The Nasdaq National Market on May 22, 2006 was $17.25 per share. The issuance of the shares was deemed exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

ITEM 8.01 OTHER EVENTS

On May 22, 2006, the Company completed its acquisition of all the outstanding capital stock Liberty Bank of New York. A copy of the press release issued by the Company in connection with the completion of the acquisition is attached as Exhibit 99 to this report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99 Press release dated May 22, 2006, issued by Wilshire Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: May 24, 2006	By:	/s/ Brian E. Cho
Brian E. Cho, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated May 22, 2006, issued by Wilshire Bancorp, Inc.